Exhibit 3.22

ARTICLES OF AMENDMENT

OF

HBG INTERNATIONAL, INC.

Pursuant to the provisions of O.C.G.A. Section 14-2-1001, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is HBG International, Inc. The Corporation was incorporated on August 24, 2000 and assigned Control Number 0025527.

2.

Resolutions approving the amendment to change the name of the Corporation from HBG International, Inc. to BemroseBooth USA, Inc. were duly adopted by written consent of the Board of Directors of the Corporation on January 20, 2003, without shareholder action. Pursuant to O.C.G.A. Section 14-2-1002, shareholder action with respect to the amendment was not required.

3.

The name of the Corporation is hereby changed from HBG International, Inc. to BemroseBooth USA, Inc.

4.

The Articles of Incorporation of the Corporation are amended by deleting Article I in its entirety and inserting in lieu thereof the following Article I:

“I.

The name of the Corporation is

BemroseBooth USA, Inc.”

5.

Pursuant to O.C.G.A. Section 14-2-1006.1, the Corporation has complied with all requirements for publication of a notice of change of corporate name and payment thereof has been made.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer the 20th day of January, 2003.

HBG International, Inc. hereafter to be known as BemroseBooth USA, Inc.

By:	/s/ Allen Davidson
Allen Davidson
President

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ARTICLES OF AMENDMENT

OF

INHOCO CORPORATION

Pursuant to the provisions of O.C.G.A. Section 14-2-1001, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.

The name of the Corporation is Inhoco Corporation. The Corporation was incorporated on June 1, 2000 and assigned Control Number 0025527.

2.

Resolutions approving the amendment to change the name of the Corporation from Inhoco Corporation to HBG International, Inc. were duly adopted by written consent of the Board of Directors of the Corporation on July 25, 2000, without shareholder action. Pursuant to O.C.G.A. Section 14-2-1002, shareholder action with respect to the amendment was not required.

3.

The name of the Corporation is hereby changed from Inhoco Corporation to HBG International, Inc.

4.

The Articles of Incorporation of the Corporation are amended by deleting Article I in its entirety and inserting in lieu thereof the following Article I:

“I.

The name of the Corporation is

HBG International, Inc.”

5.

Pursuant to O.C.G.A. Section 14-2-1006.1, the Corporation has complied with all requirements for publication of a notice of change of corporate name and payment thereof has been made.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer the 25th day of July, 2000.

Inhoco Corporation hereafter to be known as HBG International, Inc.

By:	/s/ Allen Davidson
Allen Davidson
President

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ARTICLES OF INCORPORATION

OF

INHOCO CORPORATION

I.

The name of the Corporation is:

Inhoco Corporation

II.

The Corporation shall have authority to issue not more than 1000 shares, having a par value of $.01 each, all of which shall be of the same class and designated the “Common Stock.” The Common Stock shall together have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution.

III.

The street address and county of the Corporation’s initial registered office shall be 1100 Peachtree Street, Suite 2800, Atlanta, Fulton County, Georgia 30309. The initial registered agent of the Corporation at that office shall be Ivo Vissenberg.

IV.

The name and address of the sole incorporator are:

Ivo Vissenberg

Kilpatrick Stockton LLP

1100 Peachtree Street, Suite 2800

Atlanta, Georgia 30309

V.

The mailing address of the initial principal office of the Corporation shall be:

Inhoco Corporation

5600 Rosell Rd., Suite 300

Atlanta, Georgia 30342

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of this 1st day of June, 2000.

/s/ Ivo Vissenberg
Ivo Vissenberg
Incorporator

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